Exhibit 99.1

FOR IMMEDIATE RELEASE

Date: July 19, 2024

Contact:Kevin McPhaill, President/Chief Executive Officer

Phone:(559) 782-4900 or (888) 454-BANK

Website Address:www.sierrabancorp.com

SIERRA BANCORP ANNOUNCES 4% INCREASE IN QUARTERLY CASH DIVIDEND

PORTERVILLE, Calif -- (BUSINESS WIRE) -- Sierra Bancorp (Nasdaq: BSRR), parent of Bank of the Sierra, announced that its Board of Directors has declared a regular quarterly cash dividend of $0.24 per share. This represents an increase of $0.01 per share, or 4%, relative to the dividend paid last quarter. The dividend was approved subsequent to the Board’s review of the Company’s financial performance and capital for the quarter ended June 30, 2024, and will be paid on August 15, 2024, to shareholders of record as of July 31, 2024.  Counting dividends paid by Bank of the Sierra prior to the formation of Sierra Bancorp the Company has paid regular cash dividends to shareholders every year since 1987, comprised of annual dividends through 1998 and quarterly dividends thereafter.  The dividend noted in today’s announcement marks the Company’s 102nd consecutive quarterly cash dividend.

Sierra Bancorp is the holding Company for Bank of the Sierra (www.bankofthesierra.com), which is in its 47th year of operations and is the largest independent bank headquartered in the South San Joaquin Valley. Bank of the Sierra is a community-centric regional bank, which offers a broad range of retail and commercial banking services through full-service branches located within the counties of Tulare, Kern, Kings, Fresno, Ventura, San Luis Obispo, and Santa Barbara. The Bank also maintains an online branch and provides specialized lending services through an agricultural credit center in Templeton, California, and a dedicated loan production office in Roseville, California. In 2024, Bank of the Sierra was recognized as one of the strongest and top-performing community banks in the country, with a 5-star rating from Bauer Financial.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Readers are cautioned not to unduly rely on forward looking statements. Actual results may differ from those projected. These forward-looking statements involve risks and uncertainties including but not limited to the health of the national and local economies including the impact to the Company and its customers resulting from changes to, and the level of, inflation and interest rates; changes in laws, rules, regulations, or interpretations to which the Company is subject; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance, the Company's ability to attract and retain skilled employees, customers' service expectations; cyber security risks: the Company's ability to successfully deploy new technology, the success of acquisitions and branch expansion; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks that could affect stock price; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; changes to the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; costs related to litigation; the effects of severe weather events, pandemics, other public health crises, acts of war or terrorism, and other external events on our business; and other factors detailed in the Company's SEC filings, including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recent Form 10-K and Form 10-Q.

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Category: Financial

Source: Sierra Bancorp